Exhibit 8.2

GLOBAL ENGINE GROUP HOLDING LIMITED	August 16, 2024

Room C, 19/F, World Tech Centre

95 How Ming Street, Kwun Tong

Kowloon, Hong Kong

Tel: +852 3955 2300

Ladies and Gentlemen:

In connection with the proposed public offering on a firm commitment basis for GLOBAL ENGINE GROUP HOLDING LIMITED, an offshore holding company incorporated in the British Virgin Islands (“BVI”) (the “Company”), Ordinary Shares with a par value of $0.000065 per share (“Ordinary Shares”), pursuant to the registration statement on Form F-1 (File No. 333-266919), including any amendments or supplements thereto, under the Securities Act of 1933, as amended (the “Act”), originally filed by the Company with the Securities and Exchange Commission on August 16, 2022 (the “F-1 Registration Statement”). Prior to this offering, there has been no public market for the Company’s Ordinary Shares. The initial public offering price is expected to be in the range of $4.00 USD to $5.00 USD per Ordinary Share.

The facts, as we understand them, and upon which, with your permission, we rely in rendering the opinion herein, are set forth in the F-1 Registration Statement. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the F-1 Registration Statement.

In rendering our opinion, we have reviewed the F-1 Registration Statement and have examined such records, representations, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In this examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies. We have assumed that the agreements and other documents referred to above will be executed by the parties in the forms provided to and reviewed by us. We have further assumed that all transactions relating to the Units and underlying securities will be carried out in accordance with the terms of such agreements and documents.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated thereunder by the U.S. Department of Treasury (the “Regulations”), pertinent judicial authorities, rulings of the U.S. Internal Revenue Service, and such other authorities as we have considered relevant, in each case as in effect on the date hereof. It should be noted that the Code, Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time, possibly with retroactive effect. A material change in any of the materials or authorities upon which our opinion is based could affect the conclusions set forth herein. We assume no obligation to inform you of any such change. There can be no assurance, moreover, that any opinion expressed herein will be accepted by the Internal Revenue Service, or if challenged, by a court.

Based on the foregoing, although the discussion in the F-1 Registration Statement under the heading “Taxation—Material U.S. Tax Considerations” does not purport to discuss all possible United States federal income tax consequences of the acquisition, ownership and disposition of the Units and underlying securities, we hereby confirm that the summary of the material United States federal tax consequences relating to the purchase, ownership, and disposition of the Units and underlying securities set forth under such heading reflects our opinion as to such matters, subject to the assumptions, limitations and qualifications described in the F-1 Registration Statement under such heading.

We express no other opinion except as set forth above.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the F-1 Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of the F-1 Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

MESSINA MADRID LAW PA

By:	/s/ Giancarlo A. Messina
Giancarlo A. Messina,
Managing Partner

3170 Coral Way, Unit 1608, Miami FL, 33134 giancarlo@messinamadridlaw.com Tel. (917) 225-6827